UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2015

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 18, 2015, the Registrant issued a press release announcing that the closing date for its acquisition of Click Evidence Inc., an Arizona corporation (“Click”), has been moved forward to May 21, 2015. The accelerated closing is due to information from Click that 100% of its shareholders have agreed to exchange their shares for common shares of Roadships under the terms and subject to the conditions set forth in the Amended and Restated Share Exchange Agreement dated May 5, 2015. The closing is now expected to result in Click becoming a wholly-owned subsidiary of Roadships.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Roadships Holdings Inc., dated May 18, 2015.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS INC.

Date: May 18, 2015	By:	/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO